Kohl's Corporation Provides Fourth Quarter Financial Update

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)-February 4, 2016 -- Kohl’s Corporation (NYSE:KSS) today reported fourth quarter comparable sales increased 0.4 percent and fiscal 2015 comparable sales increased 0.7 percent. Total sales increased 0.8 percent for the fourth quarter and 1.0 percent for fiscal 2015.

“While we experienced our fifth consecutive quarter of positive comparable sales increases, sales were very volatile and less than planned in the fourth quarter. We experienced a very strong holiday selling season from the week of Thanksgiving through Christmas. These results were offset by a very slow start to the quarter in early November and a weaker-than-expected January as soft demand for cold-weather goods led to lower store traffic in these more discretionary shopping periods.” said Kevin Mansell, Kohl's chairman, chief executive officer and president.

“We were pleased with the performance of our digital business as online generated orders and sales each grew approximately 30 percent during the quarter. Our ability to provide both ship-from-store and buy online, pickup in store capabilities in all stores really resonated with our customer,” Mansell said.

From a line of business perspective, Footwear and Home were the strongest categories while Accessories was the weakest. On a regional basis, the West region was the strongest while the Mid-Atlantic and South Central regions were the most difficult.

Fourth Quarter Earnings Release and Conference Call
The Company will release its detailed report on the fourth quarter and fiscal 2015 at 7:00 am ET and host its quarterly earnings conference call at 8:30 am ET on February 25th, 2016. Additional details on the Company’s 2015 results and initial guidance for fiscal 2016 will be provided at that time.

Earnings Guidance
The Company now expects its fiscal 2015 diluted earnings per share to be $3.40 to $3.45. Excluding debt extinguishment losses recorded in prior quarters, fiscal 2015 diluted earnings per share is expected to be $3.95-$4.00, down from its previously stated guidance of toward the low end of $4.40 to $4.60 per diluted share.

The change in guidance is a result of lower than planned sales for the quarter and significantly lower than planned gross margin. Gross margin was affected by the origin and timing of the sales in addition to the competitive promotional environment which resulted in higher than expected markdowns on both year-round and seasonal merchandise.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading specialty department store with 1,165 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices.  Committed to its communities, Kohl’s has raised more than $274 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc.  For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares.  For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

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Contacts
Investor Relations:
Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:
Bevin Bailis, SVP, PR and Communications, (262) 703-1464